UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2012

GIGA-TRONICS INCORPORATED
(Exact name of registrant as specified in its charter)

California	0-12719	94-2656341
(State or other jurisdiction of incorporation)	Commission File No.	(IRS Employer Identification Number)

4650 Norris Canyon Road, San Ramon, CA 94583
(Address of principal executive offices, including zip code)

(925) 328-4650
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 7, 2012, Giga-tronics Incorporated (the “Company”) held a special meeting of shareholders to vote on a proposal for approval of the exercise of a warrant issued by the Company to Alara Capital AVI II, LLC by Alara Capital or any subsequent holder or holders.  The proposal was described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 30, 2011.

There were present at said meeting in person or by proxy, shareholders of the Corporation who were the holders of 2,728,966 (54.32%) shares of Common Stock entitled to vote thereat constituting a quorum.

The proposal passed, with the votes listed below.

1.	Approve the Exercise by the holder of a Warrant to purchase 848,684 shares of Common Stock issued by the Company to Alara Capital AVI II, LLC:

Votes For	Against	Abstain
2,485,481	165,820	77,665

The foregoing proposal has been approved.

No other matters were presented for approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGA-TRONICS INCORPORATED
Date: February 7, 2012
By: /s/ Frank Romejko
Frank Romejko
VP Finance, Chief Financial Officer (Acting)